UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 28, 2016

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Cardinal Financial Corporation (the “Company”) held its Annual Meeting of Shareholders on April 28, 2016 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected three directors to serve a term of three-year terms each, approved the non-binding resolution to endorse the Company’s executive compensation program, and ratified the Company’s appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2016.  The voting results for each proposal are as follows:

1.              To elect as directors for a term of three years each, expiring at the 2019 annual meeting of shareholders:

	For	Withhold	Broker Non-Vote
William J. Nassetta	22,921,562	5,224,405	2,503,787
Alice M. Starr	20,374,987	7,770,980	2,503,787
Steven M. Wiltse	20,957,285	7,188,682	2,503,787

2.              To approve the following advisory (non-binding) proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

For	Against	Abstain	Broker Non-Vote
14,090,423	11,275,852	2,779,692	2,503,787

3.              To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2016:

For	Against	Abstain	Broker Non-Vote
30,309,129	215,784	124,841	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: May 2, 2016	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer